   As filed with the Securities and Exchange Commission on May 22, 1996
                                        Registration No.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                              -------------------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                              -------------------------



                                    CORTECH, INC.
                (Exact name of registrant as specified in its charter)

                              -------------------------

             DELAWARE                                     84-0894091
     (State of Incorporation)              (I.R.S. Employer Identification No.)


                              -------------------------

                                   6850 N. Broadway
                               Denver, Colorado  80221

                       (Address of principal executive offices)

                              -------------------------


                                STOCK OPTION AGREEMENT
                              (Full title of the plans)

                  --------------------------------------------------

                                   KENNETH R. LYNN
                                   6850 N. BROADWAY
                               DENVER, COLORADO  80221
                                    (303) 650-1200

                  --------------------------------------------------
              (Name, address, including zip code, and telephone number,
                      including area code, of agent for service)


                              -------------------------

                                      COPIES TO:
                                 ANDREA VACHSS, ESQ.
                       COOLEY GODWARD CASTRO HUDDLESON & TATUM
                                FIVE PALO ALTO SQUARE
                                 3000 EL CAMINO REAL
                                 PALO ALTO, CA  94306
                                    (415) 843-5000

                              -------------------------

                                                                   Page 1 of ___

                                                       Exhibit Index at Page ___


                                             CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------------------------
                                                      PROPOSED MAXIMUM           PROPOSED MAXIMUM
  TITLE OF SECURITIES           AMOUNT TO BE         OFFERING PRICE PER         AGGREGATE OFFERING            AMOUNT OF
    TO BE REGISTERED             REGISTERED               SHARE (1)                  PRICE (1)            REGISTRATION FEE
- --------------------------------------------------------------------------------------------------------------------------
Stock Option and Common Stock
 (par value $.001)                20,000                   $1.00                     $20,000                   $100.00
- --------------------------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------------------------------------------------
(1)  Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h).
- --------------------------------------------------------------------------------------------------------------------------


                                         ii.

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Cortech, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

     (a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or either (1) the Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed, or (2) the Company's effective registration statement on Form 10 or 20-F filed under the Exchange Act containing audited financial statements for the Company's latest fiscal year.

     (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports, the prospectus or the registration statement referred to in (a) above.

     (c) The description of the Company's Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.


                              DESCRIPTION OF SECURITIES

     Not applicable.


                        INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.


                      INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Certificate of Incorporation and Bylaws provide, among other things, that the Company will indemnify each officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings to which he is or may be made a party by reason of his position as a director, officer of other agent of the Company, and otherwise to the full extent permitted under Delaware law.


                         EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.


                                          1.

                                       EXHIBITS


EXHIBIT
NUMBER

5           Opinion of Cooley Godward Castro Huddleson & Tatum

23.1        Consent of Arthur Andersen LLP

23.2        Consent of Cooley Godward Castro Huddleson & Tatum is contained in
            Exhibit 5 to this Registration Statement

24          Power of Attorney is contained on the signature pages.

99.1        Stock Option Agreement


                                     UNDERTAKINGS

     1.     The undersigned registrant hereby undertakes:

            (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

            (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


                                          2.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                          3.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on May 20, 1996.


                                   CORTECH, INC.



                                   By:  \s\ Kenneth R. Lynn
                                        ----------------------------------------
                                        Kenneth R. Lynn
                                        President and Chief Executive
                                        Officer





                                  POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph L. Turner and Kenneth R. Lynn, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.


                                          4.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                          TITLE                          DATE



     /s/ Kenneth R. Lynn           President, Chief Executive     May 20,1996
- --------------------------------   Officer and Director
     Kenneth R. Lynn               (Principal Executive Officer)



     /s/ Joseph L. Turner          Vice President, Finance and,   May 20,1996
- --------------------------------   Administration (Principal
     Joseph L. Turner              Accounting Officer)



     /s/ Bert Fingerhut            Chairman of the Board of       May 20,1996
- --------------------------------   Directors
     Bert Fingerhut



     /s/ Paul Jerde                Director                       May 20,1996
- --------------------------------
     Paul Jerde



     /s/ Donald Kennedy            Director                       May 20,1996
- --------------------------------
     Donald Kennedy



     /s/ Allen Misher              Director                       May 20,1996
- --------------------------------
     Allen Misher


                                          5.

                                    EXHIBIT INDEX



EXHIBIT                                                              SEQUENTIAL
NUMBER                               DESCRIPTION                     PAGE NUMBER

 5          Opinion of Cooley Godward Castro Huddleson & Tatum
23.1        Consent of Arthur Andersen LLP
23.2        Consent of Cooley Godward Castro Huddleson & Tatum is
            contained in Exhibit 5 to this Registration Statement
24          Power of Attorney is contained on the signature pages.
99.1        Stock Option Agreement


                                          6.